  Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of Accelerize Inc. on Form S-3 (File No. 333-195494 and No. 333-206868) of our report dated March 17, 2016 with respect to our audit of the consolidated financial statements of Accelerize Inc. as of December 31, 2015 and 2014, and for the years then ended, which report is included in this Annual Report on Form 10-K of Accelerize Inc. for the year ended December 31, 2015.

/s/ RBSM LLP

March 17, 2016

New York, New York